UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Nikola Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[First used on or about May 30, 2023]

EVERY
VOTE
MATTERS
NIKOLA

NIKOLA STOCKHOLDERS MUST ACTIVELY VOTE BY **JUNE 6 AT 11:59 P.M. ET**

HYLA
HYLA

VOTE FOR EACH PROPOSAL TODAY

NIKOLA
YOUR SUPPORT
IS CRITICAL

Call (855) 935-2562 in North America, or +1 (551) 210-9929 if international, or go to *www.proxyvote.com*

It is imperative for ALL stockholders to VOTE your shares.
Voting Deadline is June 6, 2023 at 11:59 p.m., EST

Without your FOR vote, Nikola's ability to continue its ongoing operations and objectives, including Nikola's need for capital, will be out of reach.

Your support is needed to keep Nikola moving forward. **Vote today.**

Approval of the proposals will help ensure that Nikola can continue moving forward to achieve new milestones on the path to pioneering solutions for a zero-emissions world.

Voting is quick and simple. You can follow the instructions on the enclosed proxy card or call (855) 935-2562 in North America, +1 (551) 210-9929 if international.

Support Nikola's future. Vote today.

Printed on recycled paper.

VOTING DEADLINE: Tuesday, June 6, 2023 at 11:59 p.m., ET

[First used on or about May 30, 2023]

LESS THAN ONE WEEK REMAINS! All #NKLA stockholders are urged to vote FOR Proposal 2 by calling (855) 935-2562 or 1 (551) 210-9929 for international holders. The deadline for voting is June 6, 2023, at 11:59 p.m. ET. https://www.nikolamotor.com/stockholder-meeting/

[First used on or about May 31, 2023]

Join Nikola’s CEO, Michael Lohscheller, at tomorrow’s “Fireside Chat” and Q&A session for Stockholders at 4:30 p.m. ET (1:30 p.m. PT) to address questions related to the upcoming Annual Meeting of Stockholders. Learn more here:
https://www.nikolamotor.com/press_releases/nikola-corporation-announces-date-for-ceo-fireside-chat-and-qa-platform-for-stockholders-with-michael-lohscheller/

[First used on or about June 1, 2023]

#NKLA stockholders, we urge you to vote your shares TODAY. Voting is quick and easy. Contact Alliance Advisors at (855) 935-2562, or 1 (551) 210-9929 for international holders, to vote FOR today. The deadline is June 6, 2023, at 11:59 p.m. ET.
https://www.nikolamotor.com/stockholder-meeting/